UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 26, 2015

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms Madison, NJ	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 29, 2015, Quest Diagnostics Incorporated (the “Company”) issued a press release (the "Press Release") announcing, among other things, its results for the quarter and full year ended December 31, 2014. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.05.    Costs Associated with Exit or Disposal Activities

On November 5, 2014, the Company announced that it was developing a new multi-year program designed to drive operational excellence and reduce the Company’s cost structure by an additional $600 million in run rate savings as it exits 2017. The Company identified key opportunities to change how it operates, in order to meet this goal. These opportunities include: standardizing the Company's processes, information technology systems, equipment and data; enhancing electronic enabling services; and enhancing reimbursement for work the Company performs.

On January 26, 2015, the Company adopted a course of action related to this multi-year program. The Company has developed a high-level estimate of the pre-tax charges expected to be incurred in connection with the course of action for the program: $300 million. Except as set forth in the next paragraph, the Company has not yet developed an estimate of the total amount, or range of amounts:

•	by major cost type, of the pre-tax charges expected to be incurred in connection with the course of action; or

•	of the pre-tax charges that will result in future cash expenditures.
The Company shall file an amended report on Form 8-K under this Item 2.05 within four business days after it makes a determination of such an estimate or range of estimates.

In addition to the high-level estimate set forth in the preceding paragraph, the Company has developed high-level estimates of the pre-tax charges expected to be incurred in connection with the course of action for 2015 totaling $95 million to $115 million consisting of: $25 million to $30 million of employee separation costs; $10 million to $15 million of facility-related costs and asset impairment charges; and $60 million to $70 million of systems conversion and integration costs. Principally all of the total estimated pre-tax charges expected to be incurred in 2015 are anticipated to result in cash expenditures. The actual charges incurred in connection with the course of action in 2015 could be materially different from these estimates.

As detailed plans to implement the course of action are approved and executed, it will result in charges to earnings.

Item 7.01. Regulation FD Disclosure

The Press Release included information regarding the Company’s outlook for 2015, including its outlook for 2015 adjusted diluted EPS excluding amortization expense from continuing operations.

To enable investors to better understand the Company’s outlook, the Company is providing information regarding the Company’s amortization expense from continuing operations and adjusted diluted EPS excluding amortization expense from continuing operations for each of the fiscal quarters and fiscal years during the period January 1, 2012 through December 31, 2014. That information is set forth on Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

d.	Exhibit

	99.1	Press release of Quest Diagnostics Incorporated dated January 29, 2015, announcing, among other things, its results for the quarter and full year ended December 31, 2014.

99.2
Amortization expense from continuing operations and adjusted diluted EPS excluding amortization expense from continuing operations for each of the fiscal quarters and fiscal years during the period January 1, 2012 through December 31, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 29, 2015

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O'Shaughnessy, Jr.
William J. O'Shaughnessy, Jr.
Deputy General Counsel and Secretary